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                                                                   Exhibit 10.21

                                 PROMISSORY NOTE


US$5,000                                           Dated as of November 27, 2001

FOR VALUE RECEIVED, and intending to be legally bound, the undersigned, ADVA International Inc. ("Borrower"), hereby promises to pay to the order of A. Bos, with a business address of Leeuwenburg 63, 3401 HV Isselstein, The Netherlands (the "Lender"), the principal sum of US$5,000 (the "Loan"), to be funded on November 30, 2001, together with interest thereon in the manner and upon the terms and conditions set forth herein.

         1. The outstanding principal balance of this Note shall bear interest at a per annum rate equal to 7.5%. Interest will be calculated on the basis of a year of 365 days for the actual number of days elapsed and paid on a six month basis as per instructions in Section (2) below.

         2. This Note shall be repaid in full by Borrower no later than the first (1st) anniversary of the date of actual funding, plus accrued interest. Payments shall be deposited in the current account at ABN-Amro Bank NV, Breda, The Netherlands, US Dollar Account No. 54.96.74.179 with the beneficiary name of "Oak & Dunes Holding BV" with reference "ADVA". The SWIFT code of Lender's bank is: ABNANL2R.

         3. Prepayment may be made under this Note in whole or in part, without penalty. Prepayment shall be applied first to accrued and unpaid interest and then to principal.

         4. The occurrence of any of the following events shall constitute an event of default hereunder ("Event of Default"):

            (a) if Borrower fails to make any payment within thirty (30) days of when due hereunder; or

            (b) the commencement of any case or proceeding for reorganization or liquidation of Borrower's debts under the United States Bankruptcy Code or any other state or federal law now or hereafter enacted for the relief of Borrower whether instituted by or against Borrower; provided, however, that Borrower shall have ninety (90) days to obtain the dismissal or discharge of involuntary proceedings filed against them. Lenders may seek adequate protection in any bankruptcy proceeding.

Upon the occurrence of an Event of Default, (a) the entire remaining principal balance and all accrued and unpaid interest and other fees and charges with respect to this Note shall, at the option of the Lenders, become immediately due and payable and (b) Lenders may immediately and without demand exercise any rights and remedies granted herein, in the Note or under applicable law or at equity, or which they may otherwise have, against Borrower, or otherwise. No omission or delay by Lenders in exercising any right or power under this Note or any other document will impair such right or power or be construed to be a waiver of any default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver of Lenders' rights hereunder will be valid unless in writing and signed by Lenders, and then only to the extent specified. Any waiver by Lenders of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default hereunder.


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         5. If any payment hereunder is not paid when due, Lenders shall have, in addition to the rights set forth herein and under law, the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate provided in this Note.

         6. If any payment hereunder is not paid when due, Borrower agrees to reimburse Lenders for all reasonable expenses, including all costs of collection, foreclosure fees, and reasonable attorneys' fees and costs, incurred by Lenders, whether or not suit is filed hereon, to enforce the provisions of this Note, and collect Borrower's obligations hereunder.

         7. Borrower hereby waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

         8. This Note and all related documents shall be governed by, and construed and enforced in accordance with the substantive laws of the State of Delaware, without regard to its otherwise applicable principles of conflicts of laws. Borrower and Lenders irrevocably consent to the jurisdiction of the federal and state courts located in the District of South Carolina, York County, in any and all actions and proceedings whether arising hereunder or under any other related document. Notwithstanding the entry of any judgment under this Note, the unpaid principal balance under this Note shall continue to bear interest at the applicable rate set forth herein.

         9. LENDERS AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL IN ANY AND ALL DISPUTES BETWEEN LENDERS AND BORROWER, WHETHER HEREUNDER OR UNDER ANY OTHER AGREEMENTS, NOTES, PAPERS, INSTRUMENTS OR DOCUMENTS HERETOFORE OR HEREAFTER EXECUTED WHETHER SIMILAR OR DISSIMILAR.

         10. The provisions of this Note are to be deemed severable, and the invalidity or unenforceability of any provision or part of a provision shall not affect or impair any other provision or balance of such provision, which shall continue in full force and effect.

         11. This Note constitutes the entire understanding of the parties hereto regarding the subject matter hereof, and no amendment to, or modification of, this Note shall be binding unless in writing and signed by each party hereto.

         12. Within 365 days of the date hereof, Borrower and Lenders (by their acceptance of this Note) each hereby agree to a potential conversion of the Loan into ADVA International Inc. common stock pursuant to terms, conditions and documentation acceptable to Borrower and Lenders (the "Equity Transaction"). The Equity Transaction shall include the following terms and covenants. Said transaction and terms shall be pursuant to the approval of the Company's Board of Directors.

         (xxi) Lender shall have the right, not later than upon the first anniversary of the disbursal of the Loan to convert the Loan into shares of ADVA International Inc. common stock.

         (xxii) The number of shares of common stock obtainable upon conversion shall be determined by dividing the aggregate amount of the Loan and accrued interest attributable thereto by US$ 0.70 per share (the "Conversion Price").

         (xxiii) No fractional shares shall be issued. Lender shall be paid in cash in lieu of any fractional share of preferred stock which lender may otherwise be entitled to upon conversion.


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         (xxiv)   It is anticipated that upon the closing of the Equity
                  Transaction, the Loan will be terminated.

         IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first set forth above.

ADVA INTERNATIONAL INC.                             LENDER


By:      /s/Anthony E. Mohr                         By:      /s/A. Bos
   ----------------------------------                     -------------------------------------
Name:  Anthony E. Mohr                              Full Name:
Title:  President                                             ---------------------------------
                                                    Title:
                                                          -------------------------------------


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